UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2025

Paramount Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

As previously disclosed, on September 17, 2025, Paramount Group, Inc., a Maryland corporation (the “Company”), Paramount Group Operating Partnership LP, a Delaware limited partnership and a subsidiary of the Company (the “Operating Partnership”), Rithm Capital Corp., a Delaware corporation (“Rithm”), Panorama REIT Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of Rithm (“REIT Merger Sub”), and Panorama Operating Merger Sub LP, a Delaware limited partnership and a wholly owned subsidiary of Rithm (“Operating Merger Sub” and, collectively with REIT Merger Sub and Parent, the “Parent Parties”), entered into an Agreement and Plan of Merger (as subsequently amended, the “Merger Agreement”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Operating Merger Sub will be merged with and into the Operating Partnership with the Operating Partnership surviving the merger (the “Partnership Merger”) and (ii) immediately following the consummation of the Partnership Merger, the Company will be merged with and into REIT Merger Sub with REIT Merger Sub surviving the merger (the “Surviving Entity” and such merger, “Company Merger” and, together with the Partnership Merger, the “Mergers”). Upon completion of the Mergers, the Operating Partnership and the Surviving Entity will be indirectly controlled by Parent. The Mergers and the other transactions contemplated by the Merger Agreement were approved and declared advisable by the board of directors of the Company (the “Company Board”).

On December 8, 2025, the Company Board approved the following actions relating to compensatory arrangements with certain of the Company’s named executive officers and non-employee members of the Company Board:

Employee Transaction Bonuses

The Company Board approved the grant of transaction bonuses to certain key employees of the Company in an aggregate amount equal to $5,000,000. The following named executive officers received transaction bonus payments of $950,000, less applicable tax-related deductions and withholdings: Peter Brindley, Executive Vice President, Head of Real Estate and Ermelinda Berberi, Executive Vice President, Chief Financial Officer and Treasurer.

The transaction bonuses were granted pursuant to a transaction bonus letter agreement (each, a “Transaction Bonus Agreement”) and will be paid on the earlier to occur of (i) the closing of the proposed mergers contemplated by the Merger Agreement and (ii) June 30, 2026, subject to the applicable executive’s continued employment on the applicable vesting date. Payment of the transaction bonus will be subject to the executive’s continued compliance with restrictive covenants.

Director Transaction Retainers

In recognition of the time and effort required as a result of the proposed mergers, the Company Board also approved the grant of additional cash retainers in the amount of $100,000 to each member of the Company Board’s advisory transaction committee (Paula Sutter, Mark Patterson and Greg Wright), and $50,000 to each other non-employee director of the Company Board (Frederic Arndts, Martin Bussmann, Karin Klein and Hitoshi Saito).

The transaction bonuses will be paid at the closing of the Mergers, generally subject to a non-employee director’s continued service through the consummation of the Mergers.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed mergers involving the Company. In connection with the proposed mergers, the Company has filed a proxy statement on Schedule 14A with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed mergers. This Current Report on Form 8-K is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER

RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED MERGERS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGERS. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or on the “Investors” section of our website at www.pgre.com.

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed mergers. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s proxy statement on Schedule 14A related to the proposed mergers, filed with the SEC on November 10, 2025, and subsequent documents filed with the SEC.

Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed mergers, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed mergers when they become available.

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this Current Report on Form 8-K regarding the proposed mergers involving the Company Parties, including any statements regarding the expected timetable for completing the proposed mergers, benefits of the proposed mergers, future opportunities for the Company, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” and “increases,” and similar expressions.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the stockholder approval required to consummate the proposed mergers and the timing of the closing of the proposed mergers, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed mergers would not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement, (iii) the risk that stockholder litigation in connection with the proposed mergers may affect the timing or occurrence of the proposed mergers or result in significant costs of defense, indemnification and liability, (iv) unanticipated difficulties or expenditures relating to the proposed mergers, the response of business partners and competitors to the announcement of the proposed mergers, potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with tenants and other third parties as a result of the proposed mergers, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed mergers, (v) changes affecting the real estate industry and changes in market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates that may adversely impact the Company or its tenants, (vi) trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing (vii) increased or unanticipated competition in the real estate market, (viii) the uncertainties of real estate development, acquisition and disposition activity, (ix) maintenance of REIT status, (x) fluctuations in interest rates and the costs and availability of financing, (xi) the ability to enter into new leases or renew leases on favorable terms, (xii) dependence on tenants’ financial condition, and (xiii) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, as updated by the Company’s subsequent periodic reports filed with the SEC, including the Company’s report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on October 29, 2025. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Investors should not place undue reliance upon forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

Date: December 8, 2025	By:	/s/ Ermelinda Berberi
	Name:	Ermelinda Berberi
	Title	Executive Vice President, Chief Financial Officer and Treasurer